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                                                                   EXHIBIT 10.14

                          FRANCISEE FINANCING AGREEMENT


         This Franchisee Financing Agreement ("Agreement") is made and entered into by and between TEXAS CAPITAL BANK, NATIONAL ASSOCIATION ("Bank"), ColorTyme, Inc., a Texas corporation ("ColorTyme"), and Rent-A-Center, Inc., a Delaware corporation formerly known as Renters Choice, Inc. (the "Guarantor").

                                    RECITALS

         A. ColorTyme is a franchisor of "rent-to-own" stores (each such store is referred to herein as a "Store") operated by franchisees licensed by ColorTyme (each such franchisee is herein referred to individually as a "Franchisee" and collectively as the "Franchisees"), offering various home entertainment equipment, household equipment, and consumer products and parts, accessories, and other goods used in connection therewith (all such goods are referred to herein as "Inventory").

         B. Bank is a national banking association that provides financing for its customers.

         C. ColorTyme desires a source of financing for its Franchisees to enable them to acquire Inventory for sale, lease or rent in connection with the operation of their Stores.

         D. ColorTyme has previously executed that certain Amended and Restated Franchisee Financing Agreement dated March 27, 2002 by and among ColorTyme, Guarantor and Textron Financial Corporation ("Textron") (as same may be amended, restated or modified from time to time, the "Existing Agreement"), pursuant to which Textron shall provide a credit facility for Franchisees.

         E. ColorTyme and Guarantor have requested and Bank has agreed to refinance a portion of the indebtedness evidenced by the Existing Agreement in an aggregate original principal amount of $10,000,000.

         F. The Guarantor is the corporate parent of ColorTyme, owning all of its outstanding capital stock.

         G. The parties have entered into this Agreement to set forth the terms and conditions upon which Bank will provide such refinancing and a source of financing for Franchisees.

                                    ARTICLE I
                                 CREDIT FACILITY

         1.1 Credit Facility. Bank shall provide a credit facility for Franchisees on the terms and subject to the conditions set forth in this Agreement. The amount of the credit facility shall be up to, but not in excess of, Ten Million and No/Dollars ($10,000,000.00). Bank will not finance any



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transaction which would cause the total amount financed by Bank pursuant to this
Agreement to exceed such amount. Each credit facility shall be secured by a first priority security interest in (i) all of the Franchisee's inventory, goods, chattel paper, accounts, contract rights, documents, instruments, franchise rights, and general intangibles (specifically including leases and rental contracts), (ii) 100% of the stock or equity interest in Franchisee, and
(iii) such additional collateral as Bank may require, and shall be fully guaranteed by Franchisee's principal owners.

                                   ARTICLE II
                   CREDIT PROCEDURES, TERMS AND ADMINISTRATION

         2.1 Financing Procedures. The following procedures shall be employed in determining the availability of financing for Franchisees under this Agreement:

                  (a) In the event a Franchisee shall indicate an interest in obtaining financing for any of the purposes described in Section 2.5, ColorTyme shall provide the Franchisee with a credit application and other credit documentation, to be developed by Bank and approved by ColorTyme, and shall assist the Franchisee in completing such credit application and other credit documents.

                  (b) After the Franchisee has completed the credit application and provided the other credit documents specified by Bank, if such credit application and other credit documents are acceptable to ColorTyme, ColorTyme shall promptly forward the executed credit application and other credit documents to Bank at its office in Dallas, Texas or any other such location Bank may designate in writing to ColorTyme.

                  (c) If, following completion of its review of such credit application and other credit documents and its credit investigation, Bank determines that it will provide the financing requested, it shall so notify the Franchisee and ColorTyme and, upon receipt of such additional closing documents and satisfaction of such closing conditions as Bank determines to be necessary for the approval and documentation of the credit in its sole discretion, Bank shall establish a revolving line of credit for the Franchisee in accordance with the terms of this Agreement. (For purposes of this Agreement, the resulting obligation of the Franchisee to Bank is referred to as a "Receivable").

         2.2 Interest Rates. Unless otherwise agreed in writing by Bank and ColorTyme, the interest rate on each Receivable shall be in accordance with the following schedule: (i) for each Line of Credit with a Credit Limit (as that term is hereinafter defined) of $1,000,000 or less, the rate will be the Prime Rate plus 3.75%; (ii) for each Line of Credit with a Credit Limit of more than $1,000,000, the rate will be the Prime Rate plus 2.75%; and (iii) for each Term Loan, the rate will be the same as the rate applicable to the Franchisee's Line of Credit on the date of such Term Loan. For purposes of this subparagraph, the term "Prime Rate" shall mean the "Wall Street Prime Rate"




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as announced and published and so designated in the Money Rates Section of the
Wall Street Journal (Southwest Region), as such rates may change from time to time, ColorTyme hereby acknowledging that the "Wall Street Prime Rate" may not be the lowest rate offered by Bank to its customers. If such Prime Rate shall cease to be published or is published infrequently or sporadically, then the Prime Rate shall be determined by reference to another Prime Rate or similar lending rate index, generally accepted on a national basis, as selected by Bank in its sole and absolute discretion. Fluctuations in the Prime Rate shall become effective on the last business day of the calendar month during which such changes in the Prime Rate occur. Interest will be calculated on the basis of a 360-day year.

         2.3 Credit Limits. Upon approval of an application for financing submitted by or on behalf of a Franchisee pursuant to this Agreement, Bank shall establish a credit limit for the Franchisee in an amount agreed upon from time to time by Bank, ColorTyme and the Franchisee (the credit limit established for each Franchisee is referred to herein as the "Credit Limit"). The amount of the Credit Limit may be adjusted from time to time upon written agreement by Bank, ColorTyme and the Franchisee.

         2.4 Advance Limits. Notwithstanding the amount of the Franchisee's Credit Limit, the amount of credit available under each Receivable shall be limited to the product of the Franchisee's Average Monthly Revenue multiplied by five (the advance limit established for each Franchisee is referred to herein as the "Advance Limit"). For purposes of this Agreement, a Franchisee's "Average Monthly Revenue" shall mean the average monthly total revenue (exclusive of sales tax) of the Franchisee from the sale, lease or rental of Inventory and other fees, calculated in accordance with generally accepted accounting principles applied on a consistent basis, for the three (3) calendar months preceding the most recent review of such Franchisee's Receivable(s). Notwithstanding anything in this section to the contrary, if the Advance Limit established pursuant to this section would otherwise be an amount that is less than the then outstanding balance of such Receivable (each such Receivable is referred to herein as an "Overline Receivable"), the Advance Limit for such Overline Receivable will be set at the then outstanding balance thereof, and such Overline Receivable will continue to be administered as provided herein, unless Bank and ColorTyme agree otherwise. The provisions of this section shall not apply to any Receivable until the Store for which the financing was provided under the Receivable has been open for business for one (1) year.

         2.5 Use of Proceeds. Bank will advance funds to or an behalf of Franchisee pursuant to this Agreement only for: (i) the Franchisee's acquisition of Inventory and/or (ii) the Franchisee's acquisition or conversion of a Store.

                  (a) Inventory. Advances for Inventory will be limited to the lesser of (i) the cost of the Inventory acquired by the Franchisee;
         (ii) the amount of the Franchisee's Credit Limit; or (iii) the amount of the Franchisee's Advance Limit.


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                  (b) Store Acquisitions and Conversions. Advances for Store
         acquisitions and/or conversions (i.e., the acquisition of existing ColorTyme Stores and/or the acquisition of other "rent-to-own" stores for conversion to ColorTyme Stores) will be limited to the lesser of
         (i) in the case of a Store that has been open for business (either as a ColorTyme Store or as another "rent-to-own" store) for one (1) year or more, the product of the Average Monthly Revenue, as defined in Section 2.4, of the individual Store multiplied by nine (9); (ii) the amount that would cause the Debt-to-Revenue Ratio for the Franchisee to equal or exceed 5:1; (iii) except in the case of advances pursuant to a Term Loan, the amount of the Franchisee's Credit Limit; and (iv) the amount of the Franchisee's Advance Limit. For purposes of this paragraph, "Debt-to-Revenue Ratio" shall mean the ratio of (x) Funded Debt to (y) the Average Monthly Revenue, as defined in Section 2.4 of the Franchisee (calculated on an aggregate basis for all Stores owned and/or operated by such Franchisee and any and all affiliates of such Franchisee); and "Funded Debt" shall mean, as of any date, the total amount of any liabilities (including the advance contemplated by this paragraph) that would be reflected on the consolidated balance sheet of Franchisee and its parent and any and all subsidiaries and affiliates, if any, in accordance with generally accepted accounting principles applied on a consistent basis. Financing for Store acquisitions and/or conversions will be made available only to Franchisees that are, at the time, already indebted to Bank under a Receivable.

For purposes of this section, Bank may rely fully on the representations and/or agreements of the Franchisee with respect to the use of funds, with no obligation to independently verify such information. The use of any such funds by a Franchisee for any purpose not permitted by this section will not affect the obligations of ColorTyme or Guarantor under this Agreement.

         2.6 Payment Terms. Each Receivable will be repayable as follows:

                  (a) In the case of a Line of Credit, (i) accrued and unpaid interest shall be payable monthly, and (ii) principal shall be payable in monthly installments as determined in accordance with Addendum A attached hereto and made a part hereof as such Addendum A may be modified from time to time by the parties.

                  (b) In the case of a Term Loan, (i) accrued and unpaid interest shall be payable monthly, and (ii) principal shall be payable in equal monthly installments over the term of the Term Loan, with the monthly principal installment to equal the amount of the Term Loan divided by the number of months in the term thereof.

         2.7 Suspension of Advances. Advances may, at Bank's option, be suspended or limited under any Receivable drawn to an amount greater than the product of the Franchisee's Average Monthly Revenue multiplied by four (4) where
(i) the ratio of cash expenses (total annual expenses, less depreciation directly related to the operation of the Franchisee's Store(s), calculated in



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accordance with generally accepted accounting principles applied on a consistent basis) to total revenue (calculated in accordance with generally accepted accounting principles applied on a consistent basis, excluding extraordinary items, based on a three (3) month rolling average) exceeds 64%; (ii) the Franchisee fails to maintain the number of rental contracts that are seven (7) or more days past due (calculated on a three (3) month rolling average) at 8% or less of its total outstanding rental contracts; (iii) expenses of a Store that has been open for business for less than twelve (12) months exceed the proforma cash flow projections as a percent of revenue for that Store; (iv) payments (principal and/or interest) under any Receivable of the Franchisee are more than fifteen (15) days past due; or (v) Franchisee fails to submit a copy of the ColorTyme Royalty report to Bank within 15 days following the end of the month;
(vi) Franchisee fails to submit a copy of the current financial statement within 45 days following the end of each business month; or (vii) in Bank's determination, the Receivable is otherwise in default.

         2.8 Financing Terms and Credit Standards. The specific terms of any financing provided by Bank to Franchisees under this Agreement shall be determined from time to time by Bank in accordance with its ordinary and customary business practices. The credit standards for approval of any financing provided by Bank to Franchisees under this Agreement shall be determined from time to time by Bank and ColorTyme; provided, however, the application of such credit standards to particular transactions shall be at Bank's sole discretion.

         2.9 Credit Approval. Nothing herein shall obligate Bank to accept or approve any application for financing submitted by or on behalf of any Franchisee. Bank may, in its discretion, reject or decline any application for financing submitted by or on behalf of any Franchisee; provided, if Bank rejects or declines any such application, it shall inform ColorTyme and the Franchisee of the reasons therefor.

         2.10 Collection Procedures. Bank shall use its ordinary and customary practices and procedures to collect outstanding Receivables, subject to the provisions of this Agreement.

         2.11 Modification of Receivables. Notwithstanding anything in this Agreement to the contrary, Bank reserves the right to make such modifications, adjustments and/or revisions to any Receivables, including the Credit Limits, payment terms and conditions for advances thereunder, as it deems necessary or appropriate under the circumstances, provided it may not increase the Credit Limits available under any Line of Credit above the amount specified in Section
2.3. Provided Bank shall not have previously given ColorTyme notice of default with respect to a Receivable pursuant to Section 4.1, Bank may at any time, at its discretion, amend payment schedules, defer payments or otherwise modify the terms of any such Receivable, without in any way affecting the obligations of ColorTyme or the Guarantor under this Agreement.

         2.12 Payments to ColorTyme. Bank shall pay to ColorTyme, from the interest portion of each payment received by Bank on account of each Receivable (whether a Line of Credit or a Term



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Loan), an amount calculated by multiplying the amount of each such interest payment by a fraction, the denominator of which is the rate of interest applicable to such Receivable and the numerator of which is determined on the following scale: (i) 2.00% if the Franchisee's Credit Limit is $1,000,000 or less; or (ii) 1.50% if the Franchisee's Credit Limit is greater than $1,000,000. The amounts payable pursuant to this section shall be payable on a monthly basis.

                                   ARTICLE III
                    REPRESENTATIONS, WARRANTIES AND COVENANTS

         3.1 Representations and Warranties of ColorTyme and the Guarantor. ColorTyme and Guarantor, jointly and severally, represent and warrant to Bank that:

                  (a) ColorTyme. ColorTyme is a corporation duly organized, validly existing and in good standing under and pursuant to the laws of the State of Texas. ColorTyme has duly qualified and is authorized to conduct business and is in good standing as a foreign corporation in all jurisdictions where such qualification is necessary, except to the extent that the failure to so qualify would not have a material adverse effect on ColorTyme. ColorTyme has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions herein contemplated. ColorTyme has taken all corporate action necessary to duly authorize the execution of this Agreement and the consummation of all transactions herein contemplated.

                  (b) The Guarantor. The Guarantor is a corporation duly organized, validly existing and in good standing under and pursuant to the laws of the State of Delaware. The Guarantor has duly qualified and is authorized to conduct business and is in good standing as a foreign corporation in all jurisdictions where such qualification is necessary, except to the extent that the failure to so qualify would not have a material adverse effect on Guarantor. The Guarantor has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions herein contemplated. The Guarantor has taken all corporate action necessary to duly authorize the execution of this Agreement and the consummation of all transactions herein contemplated.

                  (c) Enforceable Agreement. This Agreement has been duly executed and delivered by ColorTyme and the Guarantor and is a legal, valid and binding obligation of ColorTyme and the Guarantor, fully enforceable in accordance with its terms.

                  (d) The Receivables. The credit applications and other credit documents provided to Bank by ColorTyme pursuant to Section 2.1 in connection with each application by a Franchisee for financing pursuant to this Agreement will in each case be all the documents received or acquired by ColorTyme or the Guarantor in connection with such application; to the best of ColorTyme's and the Guarantor's knowledge, each such document will have been


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         duly executed by the persons whose signatures purport to appear thereon; to the best of ColorTyme's and the Guarantor's knowledge, none of such documents or any other materials submitted therewith will contain any false or misleading statements or information; and at the time such documents are provided to Bank and, if the application for financing is approved by Bank, at the time the resulting Receivable is funded by Bank, neither ColorTyme nor the Guarantor will have any knowledge of any fact or circumstance that would materially adversely affect the enforceability or collectibility of the Receivable or Bank's rights thereunder or in the collateral securing such Receivable.

                  (e) Accurate Information. Neither ColorTyme nor the Guarantor has made any misstatement of material fact to Bank or provided Bank with any false or misleading information relevant to this Agreement or withheld from Bank any information known to ColorTyme or the Guarantor which would be material to Bank's decision to enter into this Agreement.

         3.2 Covenants of ColorTyme. At all times during which any of the Receivables are outstanding or during which ColorTyme and/or the Guarantor have any obligations, including contingent obligations, to Bank under this Agreement, unless Bank shall otherwise consent in writing:

                  (a) Receipt of Funds. If ColorTyme or the Guarantor receive any money or property as payment on any of the Receivables, they shall receive and hold such money or property in trust for Bank and immediately deliver such money or property to Bank with any necessary endorsements.

                  (b) The Receivables. Neither ColorTyme nor the Guarantor shall take any action, or fail to take any action, which could adversely affect Bank's rights with respect to any of the Receivables. Neither ColorTyme nor the Guarantor will make any misstatement of material fact to Bank or provide Bank with any false or misleading information relevant to any credit application or other credit documents submitted pursuant to this Agreement or any Receivable or omit to provide Bank with any information known to ColorTyme or the Guarantor which would be material to Bank's decision regarding any such credit application or Receivable.

                  (c) Confidentiality; Proprietary Rights. During the term of this Agreement, Bank shall provide to ColorTyme various forms, documents, procedures manuals and other information and materials for use in connection with the financing contemplated by this Agreement. ColorTyme and the Guarantor acknowledge and agree that all such information and materials are proprietary to Bank and constitute private business information intended for Bank's exclusive benefit. Neither ColorTyme nor the Guarantor shall use, and shall not permit their employees or agents to use, any such materials or information for any purpose other than as expressly contemplated by this Agreement. ColorTyme and the Guarantor shall maintain



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         the confidentiality of all such materials and information with the same degree of diligence as they use to protect their own proprietary information and trade secrets from disclosure to other parties.

                  (d) Indemnity. ColorTyme and the Guarantor, jointly and severally, shall indemnify Bank and its officers, directors, employees, attorneys and agents from, and shall hold each of them harmless against, any and all losses, liabilities, claims, damages, costs and expenses (including reasonable attorneys' fees) to which any of them may become subject which directly or indirectly arise from or relate to this Agreement or any of the transactions contemplated hereby or the enforcement by Bank of its rights hereunder or from any investigation, litigation or other proceeding, including, without limitation, any threatened investigation, litigation or other proceeding, relating to any of the foregoing, excluding, however, (i) any losses, liabilities, claims, damages, costs and expenses which arise exclusively from the willful misconduct or gross negligence of Bank, and (ii) expenses incurred by Bank pursuant to Section 4.2. The obligations of ColorTyme and the Guarantor under this section shall survive the termination of this Agreement for one (1) year after such termination.

                  (e) Financial Statements. ColorTyme and the Guarantor shall provide to Bank copies of their individual and consolidated year-end financial statements and their Uniform Franchise Offering Circulars no later than 120 days following the end of each fiscal year during the term hereof and shall also provide to Bank copies of all their interim financial statements promptly upon request by Bank.

                  (f) Further Assurances. ColorTyme and the Guarantor shall, upon request of Bank, execute and deliver such additional documents and instruments as may be reasonably required by Bank for carrying out the purposes of this Agreement.

                                   ARTICLE IV
                               RECEIVABLE DEFAULTS

         4.1 Notice of Default. In the event any payments due under any of the Receivables are delinquent by more than ninety (90) days or Bank otherwise declares a default under any of the Receivables, Bank shall give notice thereof to ColorTyme and the Guarantor.

         4.2 Foreclosure. Following notice of a default under a Receivable pursuant to Section 4.1, Bank shall, at its expense, attempt to collect the outstanding obligations under the Receivable and, if necessary, commence appropriate legal actions to recover the collateral securing such Receivable and to foreclose the interest of the account debtor(s) and other persons, if any, in such collateral.



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         4.3 Assignment. Following the Bank securing possession of the defaulted
Receivable or the entry by a court of competent jurisdiction of an order staying or barring such actions or adjudicating the rights of Bank with respect to such collateral, Bank may, at its option, sell its interest in such collateral and the defaulted Receivable secured thereby to ColorTyme, without recourse or warranty of any kind whatsoever, and ColorTyme shall within five (5) business days, proceed to purchase Bank's interest in such collateral and the defaulted Receivable. Contemporaneously with such assignment, ColorTyme shall pay to Bank an amount ("Repayment Amount") equal to the outstanding principal balance of plus accrued, unpaid interest on such Receivable.

                                    ARTICLE V
                          DEFAULT UNDER THIS AGREEMENT

         5.1 Events of Default. An "Event of Default" shall exist if any one or more of the following events (herein collectively called "Events of Default") shall occur and be continuing:

                  (a) ColorTyme or the Guarantor shall fail to pay any amount due under the terms of this Agreement within ten (10) business days following demand therefor.

                  (b) ColorTyme or the Guarantor shall fail to perform, observe or comply with any of their covenants, agreements or obligations contained in this Agreement, and such failure shall remain uncured thirty (30) days following notice thereof.

                  (c) Any representation or warranty made by ColorTyme or the Guarantor in this Agreement or any of the documents delivered to Bank pursuant to this Agreement shall prove to be untrue, misleading or inaccurate in any material respect.

                  (d) ColorTyme, the Guarantor or any of their affiliates shall default in their respective obligations to Bank under any other agreement to which they, or any of them, are parties.

                  (e) ColorTyme, the Guarantor or any of their affiliates shall default in their respective obligations under their agreements with any of their primary lenders.

                  (f) ColorTyme, the Guarantor or any of their affiliates shall
         (i) apply for or consent to the appointment of a receiver, custodian, trustee, liquidator, or similar official for themselves or all or a substantial part of their property, (ii) admit in writing that they are unable to pay their debts generally as they become due, (iii) make a general assignment for the benefit of creditors, (iv) file a petition or answer seeking liquidation, reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization or insolvency laws, (v) file an answer admitting the material allegations of or consent to or default in answering a petition filed against them in any bankruptcy, reorganization or



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         insolvency proceeding, (vi) become the subject of an order for relief under any bankruptcy, reorganization or insolvency proceeding which shall continue unstayed and in effect for sixty (60) days, or (vii) an order, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition appointing a receiver, custodian, trustee, liquidator or similar official for them or of all or a substantial part of their property and such order, judgment or decree shall continue unstayed and in effect for a period of sixty (60) days.

                  (g) ColorTyme or the Guarantor shall cease doing business as a going concern.

                  (h) This Agreement or any other documents delivered to Bank pursuant to this Agreement or in connection herewith shall for any reason cease to be in full force and effect, or shall be declared null or unenforceable in whole or in material part, or the validity or enforceability thereof shall be challenged or denied by any party thereto excluding Bank.

         5.2 Remedies Upon Default. If an Event of Default shall occur and be continuing, Bank at its option may, without notice (i) terminate this Agreement,
(ii) elect to have ColorTyme repurchase all Receivables then held by Bank (without recourse or warranty by Bank), whereupon ColorTyme shall so repurchase such Receivables for an amount equal to the outstanding principal balance thereof plus all accrued and unpaid interest thereon, (iii) reduce any claim to judgment, (iv) set off and apply against the obligation of ColorTyme, without notice to ColorTyme or the Guarantor, any and all deposits or other sums at any time credited or held by Bank or owing from Bank to ColorTyme, the Guarantor or any of their affiliates, whether or not said obligations are then due, and (v) without further notice of default or demand, pursue and enforce any of Bank's rights and remedies under this Agreement and any of the other documents delivered to Bank pursuant to this Agreement or otherwise provided under or pursuant to any applicable law or any other agreement.

                                   ARTICLE VI
                                    GUARANTY

         6.1 The Guarantor hereby guaranties the full and prompt payment and performance of all debts, liabilities and obligations of ColorTyme to Bank arising out of or in any way related to this Agreement (collectively, the "Obligations").

         The Guarantor represents and warrants to Bank that it will receive a substantial economic benefit from the financing provided by Bank pursuant to this Agreement. The Guarantor acknowledges that Bank would not provide such financing if it did not receive this Guaranty.

         The Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to the Obligations of this Guaranty, and any requirement that Bank protect,



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

secure, perfect or insure any security interest or lien or any property subject thereto, or exhaust any right or take any action against ColorTyme or any other person or entity or any Collateral.

         The liability of the Guarantor under this Guaranty shall be absolute, unconditional, irrevocable and continuing, irrespective of any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to departure from the terms of the Obligations. The Guarantor hereby consents to any and all extensions or other indulgences granted by Bank to any Franchisee or ColorTyme and consents to the release or substitution of any or all collateral securing the Obligations.

         The Guarantor hereby irrevocably waives any and all rights it may now or hereafter have under any agreement or at law or in equity (including, without limitation, any law subrogating them to the rights of Bank) to assert any claim or seek contribution, indemnification or any other form of reimbursement from ColorTyme for any payment made by the Guarantor under or in connection with this Guaranty.

         This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by Bank upon the insolvency, bankruptcy or reorganization of ColorTyme or otherwise, all as though such payment had not been made.

                                   ARTICLE VII
                                  MISCELLANEOUS

         7.1 Expenses. Each party hereto shall pay and be responsible for its own expenses incurred in connection with this Agreement and the transactions herein contemplated; provided, however, ColorTyme and the Guarantor shall reimburse Bank for all of its reasonable out-of-pocket expenses, including the reasonable fees and expenses of its legal counsel, incurred in connection with
(a) the negotiation and preparation of this Agreement and the transactions contemplated by this Agreement, (b) the enforcement and collection of Receivables that default, up to a maximum of One Thousand Dollars ($1,000) for each such default, and (c) the enforcement or preservation of Bank's rights under this Agreement following an Event of Default. All such expenses shall be paid promptly upon request by Bank.

         7.2 Relationship of the Parties. The parties are not engaged in a partnership or joint venture, and nothing herein shall confer on any party hereto the authority to act for or on behalf of the other party, except as expressly provided herein. Bank has no fiduciary or other special relationship with ColorTyme, the Guarantor or any of their affiliates.

         7.3 Compliance with Laws. Throughout the term of this Agreement, ColorTyme, the Guarantor and Bank shall each comply with all laws, regulations, rules and orders applicable to them.



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


         7.4 No Waiver; Cumulative Remedies. No failure to exercise, and no delay in exercising, on the part of Bank, any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided for in this Agreement and the other documents executed in connection herewith are cumulative and not exclusive of any other rights or remedies provided by law.

         7.5 Notice. All notices or other communications hereunder shall be given in writing by either overnight courier service or pre-paid registered or certified mail, to the respective addresses of the parties following their names on the signature page of this Agreement. Such notice or other communication shall be deemed to have been given upon actual delivery or one (1) business day after depositing it with an overnight courier service or three (3) business days after depositing it with the United States Postal Service.

         7.6 Severability. If at any time any provision, or the application of any provision, of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision, or the application thereof, shall be of no force or effect, but the illegality or unenforceability of such provision, or the application thereof, shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement.

         7.7 Entire Agreement; Amendments. This Agreement embodies the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, conditions and understandings, and may be amended only by an instrument executed in writing by an authorized officer of the party against whom such amendment is sought to be enforced.

         7.8 Survival. All agreements, representations and warranties contained herein or made in writing by or on behalf of ColorTyme or the Guarantor in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement, and any investigation at any time made by Bank, and the delivery of any documents to Bank pursuant to this Agreement and payment of the obligations of ColorTyme hereunder and any sale or assignment or other disposition by Bank of this Agreement, the Receivables or any other documents delivered to Bank pursuant to this Agreement. All statements contained in any certificate or other instrument delivered by or on behalf of ColorTyme or the Guarantor pursuant hereto or in connection with the transactions contemplated hereby shall be deemed representations and warranties by such parties hereunder.

         7.9 Binding Effect. This Agreement shall inure to the benefit of, and the obligations created hereby shall be binding upon, the parties and their permitted successors and assigns.

         7.10 Assignment. This Agreement may not be assigned by either Bank or ColorTyme without the consent of the other party; provided, however, Bank may assign this Agreement to an affiliated entity controlled by or under common control with Bank. Notwithstanding any assignment pursuant to this section, the assignor shall remain liable for all of its obligations under this Agreement and shall not be relieved of any such obligations by such assignment.

         7.11 Audit. Bank shall have the right to inspect the books and records of ColorTyme relating to Franchisees who are obligated to Bank under Receivables, including the obligations of such Franchisees to ColorTyme. Bank shall, and shall cause its successors and assigns and all persons holding any participating interests in any Receivables and this Agreement to, keep the information obtained from such books and records confidential; nothing herein, however, shall limit Bank's rights to use such information in administering the Receivables or in enforcing its rights under the Receivables or under this Agreement.

         7.12 Term; Termination. This Agreement shall be effective on and as of the date of its execution, and shall continue in effect thereafter until terminated. This Agreement may be terminated by either party hereto by giving the other party at least one hundred and eighty (180) days prior written notice. Notwithstanding the termination of this Agreement, all rights of Bank and all duties and obligations of ColorTyme under this Agreement with respect to outstanding Receivables shall continue until all such Receivables are fully paid in accordance with their terms.

         7.13 Construction. Each of the parties to this Agreement acknowledges that they have had the benefit of legal counsel of their own choice and have been afforded an opportunity to review this Agreement and all the other documents and instruments executed in connection herewith with their respective legal counsel and that this Agreement and all other documents and instruments executed in connection herewith shall be construed as if jointly drafted by all the parties hereto.

         7.14 GOVERNING LAW. THIS AGREEMENT WILL BE ACCEPTED AND MADE IN, AND WILL BE A CONTRACT UNDER THE LAWS OF, THE STATE OF TEXAS AND SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW).

         IN WITNESS WHEREOF, the parties have executed this Agreement on this 30th day of April, 2002.

      [SIGNATURES CONTINUED ON FOLLOWING PAGE]

                                            BANK:

Addresses:                                  TEXAS CAPITAL BANK,
2100 McKinney Avenue, Suite 900             NATIONAL ASSOCIATION
Dallas, Texas  75201
Attn:  Reed Allton                          By: /s/ W. Reed Allton
                                               ---------------------------------
                                            Name: W. Reed Allton
                                            Title: Executive Vice President


                                            COLORTYME:

5700 Tennyson Parkway, Suite 180            COLORTYME, INC.,
Plano, Texas  75024                         a Texas corporation

                                            By: /s/ Steven M. Arendt
                                               ---------------------------------
                                            Name: Steven M. Arendt
                                            Title: President and Chief Executive
                                                   Officer


                                            GUARANTOR:

5700 Tennyson Parkway, Suite 180            RENT-A-CENTER, INC.,
Plano, Texas  75024                         a Delaware corporation

                                            By: /s/ Mitchell E. Fadel
                                               ---------------------------------
                                            Name: Mitchell E. Fadel
                                            Title: President

                                   ADDENDUM A

         For purposes of Paragraph 2.6(a) of the Franchisee Financing Agreement (the "Agreement"), dated April 30, 2002, by and between Texas Capital Bank, National Association, ColorTyme, Inc., and Rent-A-Center, Inc., the amount of the monthly principal installment for a Line of Credit shall be calculated based upon the multiple of the Franchisee's Average Monthly Revenue to the principal balance of the Line of Credit and any other indebtedness owed by Franchisee to Bank as of the end of the prior calendar month and shall be payable as follows:


                  Total Debt as a Multiple of
                  Average Monthly Revenue                     Monthly Principal Payment
                  -----------------------                     -------------------------
                  3.99 x or less                              6.0% of principal balance
                  4.00 x - 4.49 x                             6.5% of principal balance
                  4.50 x - 4.99 x                             7.0% of principal balance
                  5.00 x or more                              8.0% of principal balance or such
                                                              greater amount as may be determined
                                                              by Bank in its reasonable sole discretion

         Capitalized terms shall have the meanings set forth in the Agreement.



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